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                                                                    EXHIBIT 10.9



                          MANAGEMENT SERVICES AGREEMENT

            This Management Services Agreement (this "Agreement") is made and entered into as of June 30, 1999, by and between Juno Lighting, Inc. a Delaware corporation ("Juno"), and Fremont Partners, L.L.C., a Delaware limited liability company ("Fremont").

                                   BACKGROUND

         A. In connection with the conduct and expansion of its business, Juno requires certain management services to be rendered to it, including strategic planning, finance, tax and accounting services (the "Services").

         B. Fremont desires to render the Services and Juno desires to retain Fremont to render the Services on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         1. Services. Within the capabilities of its personnel, Fremont shall provide to Juno such Services as may from time to time be reasonably requested by Juno and which are necessary and appropriate for the operation of the business of Juno. Fremont is hereby specifically authorized to act on Juno's behalf in providing the Services, and Juno will provide Fremont with such powers of attorney and other instruments as may be necessary or appropriate for the provision of Services under this Agreement. This Agreement is not exclusive and shall not be deemed to prevent Juno from engaging others to perform the same or similar services or to prevent Fremont from rendering the same or similar services to others.

         2. Compensation. Juno shall pay to Fremont an annual fee of $325,000.

         3. Expenses. In addition to paying the compensation set forth in
Section 2 of this Agreement, Juno shall reimburse Fremont for all of Fremont's reasonable out-of-pocket expenses reasonably incurred by Fremont in providing the Services under this Agreement. All such reimbursements shall be due and payable within 30 days after receipt by Juno of supporting services therefor, provided that payments shall not be required more frequently than on a monthly bases.



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         4. Termination. This Agreement shall be effective June 30, 1999, and shall continue until terminated by Juno or Fremont furnishing at least 60 days' prior written notice to the other party. All fees payable under this Agreement by Juno to Fremont shall be prorated as of the date of any termination of this Agreement.

         5. Indemnity. Juno will indemnify and hold Fremont and its members, officers, employees, agents, representatives and affiliates harmless from and against any and all losses, damages, costs or expenses (including reasonable attorneys' fees) which they may suffer arising out of their performance of services under this Agreement, provided that they will not be indemnified for losses resulting from their gross negligence or willful misconduct.


         6. Limitation of Liability. Fremont shall not be liable to Juno in connection with services rendered hereunder except for gross negligence or willful misconduct on the part of Fremont, and in no event shall Fremont be liable to Juno in an amount in excess of the management fee paid to Fremont under this Agreement.

         7. Miscellaneous.

            (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to choice of law principles thereunder.

            (b) Any notice or other communication under this Agreement must be given in writing and either (i) delivered in person, (ii) transmitted by telex, telefax or telecopy mechanism or (iii) mailed by certified or registered mail, postage prepaid, receipt requested, as follows:

                         If to Juno, addressed to:
                         Juno Lighting, Inc.
                         1300 S. Wolf Road
                         Des Plaines, Illinois 60017-5065
                         Attention: President
                         Telecopy: (847) 813-8201





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                         If to Fremont, addressed to:

                         Fremont Partners, L.L.C.
                         50 Fremont Street, Suite 3700
                         San Francisco, CA 94105
                         Attention: General Counsel
                         Telecopy: (415) 512-7121

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each notice or other communication shall be effective if given by telecommunication, when transmitted to the applicable number so specified in this Section 6(b) and an appropriate answer back is received, if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or if given by any other means, when actually delivered at such address.

            (c) This Agreement may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one in the same Agreement and shall become effective when one or more counterparts of this Agreement have been signed by each party and delivered to the other party. Fax signatures shall constitute original signatures for all purposes of this Agreement.

            (d) This Agreement may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

            (e) Fremont shall render and perform the Services under this Agreement as an independent contractor and the parties agree that the relationship between Fremont and Juno shall be that of an independent contractor and no joint venture, partnership, employer/employee or other similar relationship shall exist or be create by virtue of the terms of this Agreement.






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            IN WITNESS WHEREOF, the parties have executed this Management
Services Agreement as of the date and year first set forth above.

                                FREMONT PARTNERS, L.L.C.,
                                a Delaware limited liability company

                                By: Fremont Group, L.L.C.,
                                    its managing member

                                    By: Fremont Investors, Inc.,
                                        its manager

                                By: /s/ ROBERT JAUNICH II
                                   -----------------------------------
                                    Name: Robert Jaunich II
                                    Title: Managing Director


                                JUNO LIGHTING, INC.,
                                a Delaware corporation


                                By: /s/ GEORGE J. BILEK
                                   -----------------------------------
                                    Name: George J. Bilek
                                    Title: Vice President,
                                           Finance and Treasurer










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